                                                                      EXHIBIT 23



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-3 or Form S-8, File No. 33-40011, File No. 33-58734, File No. 33-34640, File No. 33-71202, as amended, File No. 33-66728,
File No. 33-71200, File No. 33-82374, File No. 33-86018, File No. 33-86978,
File No. 33-58627, File No. 33-63001, File No. 333-12961, File No. 33-04583, as
amended, File No. 333-42613, File No. 333-42955, File No. 333-47599, File No.
333-52201, File No. 333-52203, File No. 333-68421, File No. 333-68477, File No.
33-54764 and File No. 33-46702.


ARTHUR ANDERSEN LLP


/s/Arthur Andersen LLP


Atlanta, Georgia
March 29, 2001